ServiceSource Reports First Quarter 2018 Financial Results
Strong Start to Year with Quarterly Performance Better Than Guidance
Return to Year-Over-Year Revenue Growth
Raising Revenue Outlook for the Full Year

DENVER, May 3, 2018 - ServiceSource (NASDAQ: SREV), a global leader in outsourced inside sales, customer success and recurring revenue growth and retention solutions, today announced financial results for the three months ended March 31, 2018.

“ServiceSource had a strong start to the year, outperforming our guidance and returning to revenue growth a full quarter ahead of plan,” said Christopher M. Carrington, CEO of ServiceSource. “Beyond our financial performance, we had the strongest Q1 for new sales wins in the history of the Company and made significant progress on our five strategic initiatives. We signed five new logos and had a great quarter locking in multi-year contracts that included material expansions and extensions for several large clients. Given the strong Q1 performance, confidence in the positive momentum of the business, and conviction that ServiceSource has passed its inflection point, we are pleased to raise our revenue outlook for the year.”

Key Financial Results – First Quarter 2018

•	GAAP revenue for Q1 2018 was $58.6 million, an increase of 3.3% compared with $56.7 million reported for Q1 2017.

•	GAAP net loss for Q1 2018 was $11.7 million or $0.13 per diluted share, compared with GAAP net loss of $11.6 million or $0.13 per diluted share reported for Q1 2017.

•	Non-GAAP net loss for Q1 2018 was $0.5 million or $0.01 per diluted share, compared with non-GAAP net loss of $1.6 million or $0.02 per diluted share reported for Q1 2017.

•	Adjusted EBITDA for Q1 2018 was $1.6 million, an increase of $2.5 million compared with negative $0.9 million reported for Q1 2017.

A reconciliation of GAAP to non-GAAP financial measures is provided following the Condensed Consolidated Financial Statement tables contained within this press release.

Key Business Highlights – First Quarter 2018

•	Record Q1 sales results with 23 sales transactions, including 18 expansions in the quarter and five new logo wins.

•	More than a third of new sales in high growth solutions of inside sales and customer success.

•	Successful renewal and expansion of a top-five software client from an annual contract to a multi-year engagement extending through Q1 2020.

•	Added significant growth capacity to existing offshore centers in the Philippines and Bulgaria.

•	Opened an office in Okinawa to support growth plans in the Japanese market.

Second Quarter 2018 Outlook
For Q2 2018, ServiceSource is providing the following guidance:

•	Revenue of $58.5 million to $60.5 million.

•	GAAP net loss per share of $0.11 to $0.10; non-GAAP net loss per share of $0.01 to net income per share of $0.01.

•	Adjusted EBITDA of $1.5 million to $3.0 million.

Fiscal 2018 Outlook Update
Giving consideration to the Q1 2018 financial results, Q2 2018 outlook, and expectations for the balance of the year, which includes targeted reinvestment of revenue upside back into growth initiatives, ServiceSource is raising its fiscal 2018 Revenue guidance from $243.0 million to $246.0 million to an updated outlook of $246.0 million to $249.0 million, while reaffirming the full-year margin and expense guidance metrics provided in its first quarter 2018 earnings release.

Please see the second quarter 2018 Earnings Call Deck on the Events and Presentations section of the Investor Relations website (http://ir.servicesource.com/events) for a reconciliation between GAAP and non-GAAP measures in our guidance.

Quarterly Conference Call
ServiceSource will discuss its first quarter 2018 results and financial guidance today via teleconference at 1:30 p.m. Pacific Time. To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 1799958. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource website under Events and Presentations. A replay of the webcast will also be available on the Company's website at http://ir.servicesource.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our expectations for financial and operational performance, whether our go-forward model will produce anticipated benefits, and whether our improved execution and emerging capabilities will translate into desired results. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include: a decline in client renewals, the loss of one or more of our key clients or the contraction in our revenue from one or more of our key clients, in each case resulting in churn, or our clients not expanding their relationships with us; the risk of problems implementing our technologies or that our technologies will not meet customer expectations; that the market for our solution is underdeveloped and may not grow; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; changes in market conditions that impact our ability to sell our solutions and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue, opportunity under management, and other metrics may prove inaccurate; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; problems encountered by our clients in their business that may cause them to cancel or reduce their business with us; our ability to achieve our expected benefits from international expansion; economic or other adverse events or conditions affecting the technology industry; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; and other risks and uncertainties described more fully in our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and except as may be legally required we assume no obligation to update these forward-looking statements.

About ServiceSource
ServiceSource International, Inc. (NASDAQ:SREV) helps the world’s leading brands grow closer to their customers. As a global leader in outsourced inside sales, customer success and recurring revenue growth and retention solutions, ServiceSource expands customer lifetime value by helping companies to more efficiently and effectively find, convert, grow and retain their B2B customer relationships. Trusted by global market leaders in the cloud/XaaS, software, technology hardware, medical device & diagnostic equipment and industrial IoT sectors, ServiceSource sells, manages or renews $9 billion of revenue annually on behalf of its clients. Leveraging a robust technology suite, predictive data models and more than 3,000 revenue delivery professionals speaking 45 languages, only ServiceSource brings to market nearly 20 years of expertise and the ability to drive recurring revenue growth to more than 170 countries. To learn more, visit http://www.servicesource.com.

Connect with ServiceSource:
http://www.facebook.com/ServiceSource
http://twitter.com/servicesource
http://www.linkedin.com/company/servicesource
http://www.youtube.com/user/ServiceSourceMKTG

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended March 31,
	2018	2017
Net revenue	$58,585	$56,708
Cost of revenue(1)	41,724	41,409
Gross profit	16,861	15,299
Operating expenses:
Sales and marketing(1)	9,238	8,340
Research and development(1)	1,516	2,243
General and administrative(1)	12,889	13,980
Restructuring and other(1)	53	—
Total operating expenses	23,696	24,563
Loss from operations	(6,835)	(9,264)
Interest expense and other, net	(2,846)	(2,070)
Impairment loss on investment securities	(1,958)	—
Loss before income taxes	(11,639)	(11,334)
Provision for income tax expense	(13)	(290)
Net loss	$(11,652)	$(11,624)
Net loss per share, basic and diluted	$(0.13)	$(0.13)
Weighted average common shares outstanding, basic and diluted	90,358	88,385

(1) Reported amounts includes stock-based compensation expense as follows:

	For the Three Months Ended March 31,
	2018	2017
Cost of revenue	$279	$291
Sales and marketing	886	882
Research and development	64	99
General and administrative	1,882	1,946
Total stock-based compensation	$3,111	$3,218

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$51,750	$51,389
Short-term investments	133,465	137,181
Accounts receivable, net	49,776	56,516
Prepaid expenses and other	7,561	6,112
Total current assets	242,552	251,198
Property and equipment, net	33,975	34,119
Contract acquisition costs	3,350	—
Deferred income taxes, net of current portion	73	70
Goodwill and intangible assets, net	6,334	6,419
Other assets	3,983	3,566
Total assets	$290,267	$295,372

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,767	$4,574
Accrued taxes	337	651
Accrued compensation and benefits	16,807	19,257
Convertible notes, net	146,589	144,167
Deferred revenue	—	1,282
Accrued expenses	7,650	6,625
Other current liabilities	2,886	2,104
Total current liabilities	176,036	178,660
Other long-term liabilities	5,015	4,603
Total liabilities	181,051	183,263
Stockholders’ equity:
Common stock	8	8
Treasury stock	(441)	(441)
Additional paid-in capital	362,870	359,347
Accumulated deficit	(254,150)	(246,207)
Accumulated other comprehensive income (loss)	929	(598)
Total stockholders’ equity	109,216	112,109
Total liabilities and stockholders’ equity	$290,267	$295,372

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	For the Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(11,652)	$(11,624)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,803	4,731
Amortization of debt discount and issuance costs	2,421	2,241
Amortization of contract acquisition costs - ASC 606 initial adoption	426	—
Amortization of premium on short-term investments	115	(94)
Deferred income taxes	—	95
Stock-based compensation	3,111	3,218
Restructuring and other	196	—
Impairment loss on investment securities	1,958	—
Other	80	—
Changes in operating assets and liabilities:
Accounts receivable, net	6,923	10,470
Deferred revenue	176	1,134
Prepaid expenses and other	(1,523)	1,888
Contract acquisition costs	(430)	—
Accounts payable	(2,809)	(104)
Accrued taxes	(319)	(337)
Accrued compensation and benefits	(2,654)	(4,176)
Accrued expenses	(48)	1,021
Other liabilities	(175)	(1,095)
Net cash provided by operating activities	599	7,368
Cash flows from investing activities:
Acquisition of property and equipment	(3,469)	(4,432)
Purchases of short-term investments	7	(18,059)
Sales of short-term investments	2,064	16,513
Maturities of short-term investments	825	925
Net cash used in investing activities	(573)	(5,053)
Cash flows from financing activities:
Repayment on capital lease obligations	(43)	(16)
Proceeds from issuance of common stock	353	616
Payments related to minimum tax withholding on restricted stock unit releases	(53)	(131)
Net cash provided by financing activities	257	469
Net increase in cash, cash equivalents and restricted cash	283	2,784
Effect of exchange rate changes on cash, cash equivalents and restricted cash	78	(131)
Cash, cash equivalents and restricted cash, beginning of period	52,633	48,936
Cash, cash equivalents and restricted cash, end of period	$52,994	$51,589

Use of Non-GAAP Financial Measures
To supplement its Condensed Consolidated Financial Statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource provides investors with non-GAAP gross profit, net income (loss), net income (loss) per diluted share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."
ServiceSource believes non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP gross profit consists of gross profit plus adjustments to stock-based compensation, amortization of internally-developed software and amortization of purchased intangible assets.
Non-GAAP net income (loss) consists of net income (loss) plus stock-based compensation, amortization of internally-developed software, amortization of purchased intangible assets, restructuring and other related costs, impairment loss on investment securities, amortization of contract acquisition costs related to the initial adoption of ASC 606, non-cash interest expense and applying an income tax rate of 26.5% and 40.0% as of March 31, 2018 and March 31, 2017, respectively, on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the Company's stock price, stock market volatility, expected option lives and risk-free interest rates, all of which are difficult to estimate.
EBITDA consists of net income (loss) plus depreciation and amortization, interest expense and other income/(expense), and income tax benefit (expense). Adjusted EBITDA consists of EBITDA plus non-cash stock-based compensation expense, amortization of contract acquisition costs related to the initial adoption of ASC 606, restructuring and other related costs and impairment loss on investment securities. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the Company in comparing performance on a consistent basis, as it removes the impact of the Company's capital structure and other non-cash or non-recurring items from operating results.
These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(in thousands, except per share amounts)
(unaudited)

		For the Three Months Ended March 31,
		2018	2017
Net revenue
GAAP net revenue		$58,585	$56,708
Non-GAAP net revenue		$58,585	$56,708

Gross profit
GAAP gross profit		$16,861	$15,299
Non-GAAP adjustments:
Stock-based compensation	(A)	279	291
Amortization of internally-developed software	(B)	2,679	2,498
Amortization of purchased intangible assets	(C)	55	247
Non-GAAP gross profit		$19,874	$18,335

Gross profit %
GAAP gross profit		28.8%	27.0%
Non-GAAP adjustments:
Stock-based compensation	(A)	0.5%	0.5%
Amortization of internally-developed software	(B)	4.6%	4.4%
Amortization of purchased intangible assets	(C)	0.1%	0.4%
Non-GAAP gross profit		33.9%	32.3%
Certain totals do not add due to rounding
Operating expenses:
GAAP operating expenses		$23,696	$24,563
Non-GAAP adjustments:
Stock-based compensation	(A)	(2,832)	(2,927)
Amortization of internally-developed software	(B)	(153)	(298)
Amortization of purchased intangible assets	(C)	(30)	(131)
Restructuring and other	(D)	(53)	—
Amortization of contract acquisition costs - ASC 606 initial adoption	(F)	(426)	—
Non-GAAP operating expenses		$20,202	$21,207

Net loss
GAAP net loss		$(11,652)	$(11,624)
Non-GAAP adjustments:
Stock-based compensation	(A)	3,111	3,218
Amortization of internally-developed software	(B)	2,832	2,795
Amortization of purchased intangible assets	(C)	85	378
Restructuring and other	(D)	53	—
Impairment loss on investment securities	(E)	1,958	—
Amortization of contract acquisition costs -ASC 606 initial adoption	(F)	426	—
Non-cash interest expense	(G)	2,430	2,241
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(H)	210	1,370
Non-GAAP net loss		$(547)	$(1,622)

Diluted net loss per share
GAAP net loss per share		$(0.13)	$(0.13)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.03	0.04
Amortization of internally-developed software	(B)	0.03	0.03
Amortization of purchased intangible assets	(C)	0.00	0.00
Restructuring and other	(D)	0.00	0.00
Impairment loss on investment securities	(E)	0.02	0.00
Amortization of contract acquisition costs -ASC 606 initial adoption	(F)	0.00	0.00
Non-cash interest expense	(G)	0.03	0.03
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(H)	0.00	0.02
Non-GAAP diluted net loss per share		$(0.01)	$(0.02)
Certain totals do not add due to rounding
Shares used in calculating diluted net loss per share on a non-GAAP basis	(I)	90,358	88,385

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options, awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(B) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(C) Amortization of purchased intangibles. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. We believe amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names and customer relationships, are items arising from pre-acquisition activities and therefore are properly determined at the time of an acquisition. Although these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.
(D) Restructuring and other. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other expenses consist primarily of stock-based compensation related to the accelerated vesting of certain equity awards, employees' severance payments, related employee benefits, related legal fees, asset impairment charges and charges related to leases and other contract termination costs. These are one-time in nature costs that are not indicative of our core operating performance.
(E) Impairment loss on investment securities. Included in our GAAP presentation, this impairment of available-for-sale investment securities is equal to the difference between the fair value and amortized cost basis of the securities and was recognized in net loss (amounts were previously recorded in Other comprehensive income (loss) as an unrealized loss) due to our intent to sell these securities to repay our $150.0 million convertible notes due August 1, 2018. This charge is not related to or indicative of our ongoing core operating performance.
(F) Amortization of contract acquisition costs - ASC 606 initial adoption. Upon adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 606”) using the modified retrospective approach, we capitalized approximately $3.3 million of previously expensed sales commissions from 2015, 2016 and 2017. Amortization of these amounts are included in our GAAP presentation as sales and marketing expense. We believe this non-cash amortization expense is not related to or indicative of our current or future operating performance.
(G) Non-cash interest expense. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the $150.0 million convertible senior notes that were issued in August 2013. Accordingly, for GAAP purposes we are required to recognize effective interest expense on our convertible senior notes which includes interest cost related to the amortization of debt issuance costs and the contractual 1.5% interest rate of the note. The difference between the effective interest rate expense and the contractual interest rate expense is excluded from our assessment of our operating performance because we believe that this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.
(H) Income tax effect on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. This adjusts (i) the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, E, F, and G noted above on our non-GAAP net loss; and (ii) the income tax rate to a normalized effective tax rate of 26.5% and 40.0% for the three months ended March 31, 2018 and 2017, respectively.
(I) Shares used in calculating diluted net income (loss) per share on a non-GAAP basis. Due to net losses in both periods, the share count for basic and diluted earnings per share is the same.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(unaudited)
	For the Three Months Ended March 31,
	2018	2017
Net loss	$(11,652)	$(11,624)
Provision for income tax expense	13	290
Interest expense and other, net	2,846	2,070
Depreciation and amortization	4,803	5,106
EBITDA	(3,990)	(4,158)
Stock-based compensation	3,111	3,218
Amortization of contract acquisition asset costs - ASC 606 initial adoption	426	—
Restructuring and other	53	—
Impairment loss on investment securities	1,958	—
Adjusted EBITDA	$1,558	$(940)

Our total depreciation and amortization expense was comprised of the following:

	For the Three Months Ended March 31,
	2018	2017
	(in thousands)
Purchased intangible asset amortization	$85	$378
Internally developed software amortization	2,832	2,795
Property and equipment depreciation	1,886	1,933
Depreciation and amortization	4,803	5,106
Adjustments and other	—	(375)
Total depreciation and amortization	$4,803	$4,731

Investor Relations Contact for ServiceSource:
Erik Bylin
ServiceSource International, Inc.
ebylin@servicesource.com